UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2026

Amgen Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37702	95-3540776
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Amgen Center Drive
Thousand Oaks, California		91320-1799
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (805) 447-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	AMGN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Directors.

On October 26, 2026, the Board of Directors (the “Board”) of Amgen Inc. (the “Company”) appointed David W. Gibbs as a director of the Company, effective immediately.

Mr. Gibbs served as Chief Executive Officer of Yum! Brands, Inc., a leading global restaurant company, from 2020 to September 2025 and as a director of Yum! Brands from 2019 to September 2025. Since October 2025, Mr. Gibbs has served as an advisor to Yum! Brands. Previously, he served as President and Chief Operating Officer of Yum! Brands from August 2019 to December 2019; President, Chief Operating Officer and Chief Financial Officer from January 2019 to August 2019; and President and Chief Financial Officer from 2016 to 2018. Earlier in his career at Yum! Brands, Mr. Gibbs served as Chief Executive Officer of the Pizza Hut Division from 2015 to 2016, President of Pizza Hut U.S. in 2014, and President and Chief Financial Officer of Yum! Restaurants International, Inc. from 2012 to 2013. Mr. Gibbs has served as a director of Under Armour, Inc. since 2021 and is Chair of its Human Capital and Compensation Committee. He has served as a director of PepsiCo, Inc. since 2026 and is a member of its Audit Committee. Mr. Gibbs holds a bachelor’s degree in mathematical science from Johns Hopkins University and a Master of Business Administration degree from the Fuqua School of Business at Duke University.

Mr. Gibbs will serve as a member of the Board’s Audit Committee and its Compensation and Management Development Committee. Following the appointment of Mr. Gibbs, the Board will be composed of 13 directors, 12 of whom are independent.

There are no transactions between Mr. Gibbs (or any member of his immediate family) and the Company (or any of its subsidiaries) that would be reportable under Item 404(a) of Regulation S-K, and there is no arrangement or understanding between Mr. Gibbs and any other persons or entities pursuant to which Mr. Gibbs was appointed as a director of the Company.

Upon the effective date of his appointment to the Board, Mr. Gibbs will be entitled to the Company’s standard non-employee director compensation and, thus, will receive a pro-rated portion of the (i) annual cash retainer of $115,000 and (ii) committee member meeting retainers of $12,500, in each case through December 31, 2026. Under the Company’s director equity incentive program, non-employee directors receive an annual grant of fully vested restricted stock units with a grant date fair value of $220,000 (rounded down to the nearest whole number of shares), measured by the closing market price of a share of the Company’s common stock on the date of grant (the date of the annual meeting of stockholders). Accordingly, Mr. Gibbs will receive a pro-rated portion (7/12) of the annual grant of fully vested restricted stock units on the date that is two business days after the release of the Company’s 2026 third quarter earnings. In accordance with the Company’s policy, Mr. Gibbs will also be entitled to reimbursement of his expenses incurred in connection with attendance at Board and committee meetings and conferences with the Company’s senior management.

Additional Information

A copy of the press release announcing Mr. Gibb's appointment is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Exhibit 99.1 furnished herewith shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filings of the Company under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Document Description
99.1	Press Release, dated October 26, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMGEN INC.

Date:	October 26, 2026	By:	/s/ Jonathan P. Graham
Name: Jonathan P. Graham
Title: Executive Vice President and General Counsel and Secretary